Exhibit 99.1

NEWS RELEASE

For Further Information Contact:	For Immediate Release
Charles R. Hageboeck, President and Chief Executive Officer	June 1, 2012
(304) 769-1102

City Holding Company Completes Acquisition of Virginia Savings Bancorp

Charleston, West Virginia – City Holding Company, “City” (NASDAQ:CHCO) is pleased to announce that it has completed the acquisition of Virginia Savings Bancorp, parent company of Virginia Savings Bank.  As of April 30, 2012, Virginia Savings has $133 million in assets, $120 million in deposits, and operates 5 banking offices in Northwestern Virginia. The merger, which was announced in November 2011, received the approval of all required regulatory agencies in May 2012 and Virginia Savings’ shareholders on May 10, 2012. With the acquisition of Virginia Savings, City grows to $2.9 billion in assets and operates 73 banking offices in West Virginia, Kentucky, Virginia, and Ohio.

City’s President and Chief Executive Officer, Skip Hageboeck, stated, “We are very excited about our new opportunities for growth in the State of Virginia and in particular the communities of Front Royal, Winchester, Strasburg, Woodstock and Stephens City.  These markets are immediately adjacent to West Virginia’s Eastern Panhandle where we already maintain a strong branch network.  It is a pleasure to welcome Virginia Savings Bank’s excellent staff, customers and shareholders into the City family.  We are thankful for the excellent work and dedication of both Virginia Savings and City’s staff in ensuring a smooth and successful business combination.”

Michael Funk, President of Virginia Savings, added, “The successful completion of our business combination with City is great news for Virginia Savings Bank customers, employees and shareholders.  City is a high performing banking company and has a solid record of achieving extraordinary results for its shareholders while delivering quality products and services to its customers.  Like Virginia Savings, City National has a strong commitment to the communities it serves and our customers will benefit from enhancements to products and services that a larger bank can offer.”

About City Holding Company

City is a $2.9 billion diversified financial holding company with its headquarters in Charleston, West Virginia. City National Bank (the principal banking subsidiary of City) operates 73 branch locations serving communities across West Virginia, Kentucky, Virginia and Ohio. Based upon its strong profitability, strong asset quality, and strong capital position, City was named by Bank Director Magazine as the third best performing bank in the U.S. in 2010. City’s common stock pays a dividend of $1.40 annually. Additional information is available at www.bankatcity.com.

Forward-Looking Statements

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (12) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) recently adopted by the United States Congress. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.